EXECUTION COPY


                          WINSTAR COMMUNICATIONS, INC.


                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                 AND OTHER SPECIAL RIGHTS OF SERIES D 7% SENIOR
               CUMULATIVE CONVERTIBLE PREFERRED STOCK DUE 2010 AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF



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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
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                  WinStar  Communications,  Inc. (the "Company"),  a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Restated Certificate of Incorporation"), and pursuant to the provisions of Sections 141(c)(2) and 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has duly approved and adopted the following resolution on March 10, 1998 (the "Resolution"):

                  RESOLVED that, pursuant to the authority vested in the Board of Directors by its Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010, par value $.01 per share, with a liquidation preference of $50 per share, consisting of 4,000,000 shares having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

                  (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010" (the "Convertible Preferred Stock"). The number of shares constituting the Convertible Preferred Stock shall be 4,000,000. The liquidation



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                                                                              2

preference of the Convertible Preferred Stock shall be $50 per share (the "Liquidation Preference").

                  Capitalized terms used herein but not defined shall have the meanings assigned to them in paragraph (m).

                  (b) Rank. The Convertible Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank
(i) senior to all classes of Common Stock and to the Company's 6% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and to each other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock of the Company, as "Junior Stock"); (ii) on a parity with the Company's Series C 14-1/4% Senior Cumulative Exchangeable Preferred Stock Due 2007 (the "Series C Preferred Stock") and each other class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

                  (c) Dividends. (i) Holders of the outstanding shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Convertible Preferred Stock at a rate per annum equal to 7% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend



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                                                                              3

Period"). In addition to the dividends described in the preceding sentence, holders of outstanding shares of Convertible Preferred Stock will be entitled to additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, with respect to the shares of Convertible Preferred Stock, which Additional Dividends shall accrue as follows if any of the following events occur (each such event in clauses (A) and (B) below being herein called a "Registration Default"): (A) if by August 15, 1998 (or if such day is not a Business Day, the next following Business Day), the Shelf Registration Statement has not been declared effective by the Commission; or (B) if after the Shelf Registration Statement is declared effective (1) the Shelf Registration Statement thereafter ceases to be effective; or (2) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted below) in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein.

                  Additional Dividends shall accrue on the shares of Convertible Preferred Stock from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured, at a rate of 2% per annum.

                  A Registration  Default referred to in clause (B) of paragraph
(c)(i) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events unless the Company has determined in good faith that there are material legal or commercial impediments in doing so; provided, however, that in any case if such Registration Default referred to in clause (B) of paragraph (c)(i) occurs for a continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (c)(i)


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                                                                              4

from the 46th day after such Registration Default initially occurs until such Registration Default is cured.

                  Any amounts of  Additional  Dividends  due pursuant to clauses
(A) or (B) of this paragraph (c)(i) or pursuant to the proviso contained in the preceding sentence will be payable on the regular dividend payment dates with respect to the Convertible Preferred Stock and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the Additional Dividends rate by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  All dividends on the Convertible Preferred Stock, including Additional Dividends, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the last date through which dividends have been paid or, if no dividends have been paid, from the Issue Date, and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date"), commencing on September 15, 1998 to holders of record on the Business Day immediately preceding the relevant Dividend Payment Date.

                  Any dividend on the Convertible Preferred Stock shall be, at the option of the Company, payable (i) in cash or (ii) through the issuance of a number of shares (rounded up or down to the nearest whole number) of Common Stock (hereinafter referred to as "Dividend Common Stock") equal to the dividend amount divided by the Discounted Current Market Value (as defined below) of the Common Stock; provided, however, that the Company shall not pay any dividends on the Convertible Preferred Stock in cash prior to the date all obligations under each of the Specified Indentures shall have been satisfied in full (the "Specified Debt Satisfaction Date").

                  The "Discounted Current Market Value" of the Common Stock with respect to a Dividend Payment Date means the product of (x) 97% and (y) the closing bid price for the Common Stock as reported by the NNM, or the principal securities exchange or other securities market on which the Common Stock is then being traded, on the fourth Trading Day preceding such Dividend Payment Date.



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                                                                           5

"Trading Day" means any day on which the Common Stock is traded for any period on the NNM (or on the principal securities exchange or other securities market on which the Common Stock is then being traded).

                  "Specified Indentures" means the following: (i) the Indenture dated October 23, 1995, governing the 14% Convertible Senior Subordinated Discount Notes Due 2005 of the Company; (ii) the Indenture dated October 23, 1995 governing the 14% Senior Discount Notes Due 2005 of the Company; (iii) the Indenture dated as of March 1, 1997, governing the 14 1/2% Senior Deferred Interest Notes Due 2005 of the Company; (iv) the Indenture dated as of March 1, 1997, governing the 12 1/2% Senior Secured Notes Due 2004 of WinStar Equipment Corp.; (v) the Indenture dated as of August 1, 1997, governing the 12 1/2% Senior Secured Notes Due 2004 of WinStar Equipment II Corp.; (vi) the Indenture dated as of October 1, 1997, governing the 15% Senior Subordinated Deferred Interest Notes Due 2007 of the Company; and (vii) the Indenture to be entered into with respect to the 14 1/4% Senior Subordinated Deferred Interest Notes Due 2007 of the Company that may be issued upon exchange for Series C Preferred Stock of the Company.

                  If within two years after the Issue Date a Registration Default shall have occurred and be continuing on a record date in respect of a Dividend Payment Date on which dividends are to be paid in respect of any shares of Convertible Preferred Stock (such deferred dividends being herein referred to as "Deferred Dividends") in shares of Dividend Common Stock, then such dividends shall not be paid on such Dividend Payment Date but shall be paid on a subsequent payment date (each such subsequent payment is herein referred to as a "Deferred Dividend Payment Date"), determined by the Company, which shall be a date after, but not more than 15 Trading Days after, such time as all Registration Defaults have been cured or all the shares of Dividend Common Stock to be paid in respect of such Deferred Dividends are eligible to be sold under Rule 144(k) under the Securities Act. The Discounted Current Market Value of the Common Stock with respect to such Deferred Dividend Payment Date shall be determined on the fourth Trading Day prior to such Deferred Dividend Payment Date, and such Deferred Dividends, together with dividends (including Additional Dividends for the period during which the Registration Default continues) accrued from the Dividend Payment Date as to which such Deferred Dividends were not paid to but excluding such Deferred Dividends Payment Date, shall be paid to the holders of record on the Business Day next preceding such Deferred Dividend



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                                                                             6

Payment Date. The Company shall give notice to the Holders of Convertible Preferred Stock of any date to be designated a Deferred Dividends Payment Date at least ten Trading Days prior to such Deferred Dividend Payment Date.

                  (ii) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the holders entitled thereto.

                  (iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock. No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Convertible Preferred stock for all prior Dividend Periods; provided, however, that if accrued dividends on the Convertible Preferred Stock for all prior Dividend Periods have not been paid in full then any dividend declared on the Convertible Preferred Stock for any Dividend Period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Convertible Preferred Stock and such Parity Stock.

                  (iv) The Company will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (B) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the Convertible Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Convertible Preferred Stock and any Parity Stock. Notwithstanding anything in this Certificate of Designations to the contrary, the Company may declare and pay dividends on Parity Stock which are payable solely in additional shares of or by the increase in the liquidation value of Parity Stock or Junior Stock or on Junior Stock which are payable in additional shares of or by the increase in the liquidation value of Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock and Parity Stock in exchange for Parity Stock or Junior Stock.



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                                                                              7

                  (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on the Business Day immediately prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

                  (vi) Dividends payable on the Convertible Preferred Stock for any period other than a Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day and dividends accruing for the intervening period shall be paid on the next succeeding Dividend Payment Date.

                  (d) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference of the outstanding shares of Convertible Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any,) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Convertible Preferred Stock been the subject of an redemption on such date pursuant to paragraph (e)(i)) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Convertible Preferred Stock and all Parity Stock are not paid in full, the Convertible Preferred Stock and the Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Convertible Preferred Stock and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding shares of Convertible Preferred Stock (and, if applicable, an amount equal to a prorated dividend), the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.


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                                                                              8

                  (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

                  (e) Redemption. (i) Optional Redemption. (A) The Convertible Preferred Stock shall not be redeemable at the option of the Company prior to March 20, 2001. On or after March 20, 2001, each share of the Convertible Preferred Stock may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Company, at the redemption prices set forth below, payable in cash, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends (including Additional Dividends) to the date fixed for redemption (the "Optional Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption
Date) (the "Optional Redemption Price").


                  If redeemed during the period commencing March 20, 2001 through March 14, 2002, the redemption price shall be $51.75.

                  If redeemed during the 12-month period commencing on March 15 of the years set forth below, the redemption prices shall be:


     Period                                              Redemption
                                                            Price
     ------                                              -----------

     2002..................................                 $51.17
     2003..................................                  50.58
     2004 and thereafter...................                  50.00

                  (B) In the case of any partial optional redemption, selection of the Convertible Preferred Stock for redemption will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Convertible Preferred Stock is listed, or if the Convertible Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Company, in its sole discretion, shall deem fair and appropriate; provided, however, that the Company may redeem all the shares held by holders of fewer than 100 shares (or all of



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                                                                             9

the shares held by the holders who would hold less than 100 shares as a result of such redemption) as may be determined by the Company.

                  (C) In the case of a redemption date falling after a record date and prior to the related Dividend Payment Date, the holders of the Convertible Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares following such record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Convertible Preferred Stock called for redemption.

                  (ii)  Mandatory  Redemption.  Each  share  of the  Convertible
Preferred Stock (if not earlier redeemed or converted) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on March 15, 2010 (the "Mandatory Redemption Date") at a price in cash equal to 100% of the Liquidation Preference of such share, plus, without duplication, all accrued and unpaid dividends thereon (including an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price"). The Company shall take all actions required or permitted by Delaware law to permit the redemption described in this paragraph (e)(ii).

                  (iii) Procedure for Redemption. (A) On and after the Optional Redemption Date or the Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Convertible Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in subparagraph (iii)(B) and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall, with



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                                                                             10

respect to the shares to be redeemed, cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

                  (B) With respect to a redemption pursuant to paragraph (e)(i) or (e)(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                  (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;

                  (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

                  (3) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

                  (4) the Redemption Date;

                  (5) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

                  (6) that dividends on the shares of the Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                  (C) Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for



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                                                                           11

transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (f) Voting Rights. (i) The holders of Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and (iii) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                  (ii) (A) If (1) dividends on the Convertible Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive); or (2) the Company fails to redeem the Convertible Preferred Stock on March 15, 2010, then the number of directors constituting the Board of Directors will, subject to paragraph (f)(ii)(E), be increased by two directors and the Holders of the then outstanding shares of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect to serve on the Board of Directors the lesser of (x) such two additional members to the Board of Directors or (y) that number of directors constituting at least 25% of the members of the Board of Directors. Each such event described in clauses (1) or (2) above is a "Voting Rights Triggering Event".

                  (B) The voting rights set forth in paragraph (f)(ii)(A) above will continue until such time as all dividends in arrears on the Convertible Preferred Stock, or the Mandatory Redemption Price, as the case may be, are paid in full, at which time the term of any directors elected pursuant to the provisions of paragraph (f)(ii)(A) above (subject to the right of holders of any other Preferred Stock to elect directors pursuant to the terms of the instruments governing such Preferred Stock) shall terminate forthwith and the number of directors constituting the Board of Directors shall be decreased by such number (until the occurrence of any subsequent Voting Rights Triggering Event).

                  At any time after voting power to elect directors shall have become vested and be continuing in the holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to paragraph (f)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Convertible Preferred Stock then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been confirmed and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Convertible Preferred Stock or the holders of 25% of the shares of Parity Stock upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Convertible Preferred Stock or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of holders of Convertible Preferred Stock and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the Holders of Convertible Preferred Stock and the holders of such Parity Stock is called as provided in this paragraph (f)(ii), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other Capital Stock of the Company.

                  (C) At any meeting held for the purposes of electing directors at which the Holders of Convertible Preferred Stock (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Convertible Preferred Stock (and such Parity Stock) shall be required to constitute a quorum thereof.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) may be filled by the remaining director elected by the Holders of Convertible Preferred Stock (and such Parity Stock) unless and until such vacancy shall be filled by the Holders of Convertible Preferred Stock (and such Parity Stock).

                  (E) In the event that an event occurs at any time which results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, holders of Convertible Preferred Stock shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to paragraph (f)(ii)(A), have the voting rights set forth in paragraphs (f)(ii)(A) and (f)(ii)(B), and such event shall be deemed (for purposes of this paragraph (f) only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the holders of Convertible Preferred Stock pursuant to this paragraph (f)(ii) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs which results in holders of Parity Stock having voting rights to elect (voting together with the holders of Convertible Preferred Stock) at least two directors to the Board of Directors, the holders of Convertible Preferred Stock shall vote together with the holders of such Parity Stock to elect such new directors, and upon the election of the new directors the Previously- Elected Directors shall (unless such Previously-Elected Directors are elected as new directors) cease to serve on the Board of Directors.

                  (iii) (A) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of (1) Senior Stock or (2) Parity Stock that has a mandatory redemption date earlier than the Mandatory Redemption Date of, or an Average Life less than the Average Life of, the Convertible Preferred Stock, in each case without the affirmative vote or consent of holders of at least two-thirds of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. However, without the consent of any holder of Convertible Preferred Stock, the Company may create additional classes of stock, increase the authorized number of shares of Preferred Stock or issue a series of Parity Stock or Junior Stock (subject, in the case of Parity Stock, to the preceding sentence).

                  (B) So long as any shares of the Convertible Preferred Stock are outstanding, the Company will not amend this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock or to authorize the issuance of any additional shares of Convertible Preferred Stock without the affirmative vote or consent of Holders of at least majority of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. Notwithstanding the foregoing, the Company when authorized by resolutions of its Board of Directors may amend or supplement this Certificate of Designations without the consent of any Holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

                  (C) Except as set forth in paragraph (f)(iii)(A) or (B) above,
(x) the creation, authorization or issuance of any shares of any Junior Stock or Parity Stock, including the designation of a series of Convertible Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Convertible Preferred Stock.

                  (iv) In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Convertible Preferred Stock held.

                  (v) Except as required by law, the Holders of the Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

                  (g) Conversion. (i) At any time after the Issue Date, at the option of the Holder thereof, any share of Convertible Preferred Stock may be converted at the Liquidation Preference thereof into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Mandatory Redemption Date. In case a share of Convertible Preferred Stock is called for optional redemption, such conversion right in respect of the share of Convertible Preferred Stock so called shall expire at the close of business on the applicable Optional Redemption Date, unless the Company defaults in making the payment due upon redemption.

                  The price at which Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $49.61 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (g)(iv) and paragraph (g)(v).

                  (ii) In order to exercise the conversion privilege, the Holder of any share of Convertible Preferred Stock to be converted shall surrender the certificate for such share of Convertible Preferred Stock, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent or at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company in the form of Exhibit B that the Holder elects to convert such share of Convertible Preferred Stock or, if fewer than all the shares of Convertible Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Such notice shall also contain the office or the address to which the Company should deliver shares of Common Stock issuable upon conversion (and any other payments or certificates related thereto).

                  Holders of shares of Convertible Preferred Stock at the close of business on a record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Convertible Preferred Stock on a record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or the dividends on the shares of Common Stock issued upon such conversion.

                  Shares of Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares of Convertible Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such shares of Convertible Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the Company a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (g)(iii) hereof.

                  In the case of any conversion of fewer than all the shares of Convertible Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Convertible Preferred Stock.

                  (iii) No fractional Common Stock shall be issued upon the conversion of a share of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in paragraph (g)(iv)(7)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

                  (iv) The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (1) If the Company shall hereafter pay a dividend or make a distribution in Common Stock to all holders of any outstanding class or series of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in paragraph (g)(iv)(7)) fixed for such determination and the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (g)(iv)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (2) If the Company shall offer or issue rights or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (g)(iv)(7)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares of Common

         Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (3) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which paragraph (g)(iv)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (g)(iv)(2) and excluding dividends and distributions paid exclusively in cash and excluding any Capital Stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which paragraph (g)(v) applies) (the foregoing hereinafter in this paragraph (g)(iv)(4) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in paragraph (g)(iv)(7)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (g)(iv)(7)) of the Common Stock on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible
         Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (g)(iv)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph
         (g)(iv)(7) to the extent possible.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and
         (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) (and no adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this paragraph (g)(iv)(4) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this paragraph (g)(iv)(4) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         Notwithstanding any other provision of this paragraph (g)(iv)(4) to the contrary, Capital Stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this paragraph (g)(iv)(4) if the Company makes proper provision so that each holder of shares of Convertible Preferred Stock who converts a share of Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Convertible Preferred Stock into Common Stock.

         For purposes of this paragraph (g)(iv)(4) and paragraphs (g)(iv)(1) and
         (2), any dividend or distribution to which this paragraph (g)(iv)(4) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock to which paragraph (g)(iv)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of Capital Stock, rights or warrants other than (A) such shares of Common Stock or (B) rights or warrants to which paragraph (g)(iv)(2) applies (and any Conversion Price reduction required by this paragraph
         (g)(iv)(4) with respect to such dividend or distribution  shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Price reduction required by paragraph (g)(iv)(1) and (2) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of paragraph (g)(iv)(1) and as "the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants", "the date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of paragraph (g)(iv)(2), and (2) any share of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (g)(iv)(1).

                  (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph (g)(v) applies or as part of a distribution referred to in paragraph
         (g)(iv)(4)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (g)(iv)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph (g)(iv)(4) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the excess of such combined amount over such 12.5% amount divided by (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (6) If a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (g)(iv)(6) has been made and
         (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (g)(iv)(5) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (g)(iv)(7)) as of the last time

         (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of
         Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
         (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this paragraph (g)(iv)(6) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this paragraph (g)(iv)(6).

                  (7) For purposes of this paragraph (g)(iv), the following terms shall have the meaning indicated:

         "closing price" with respect to any securities on any day means the last sale price on such day or, if no such sale takes place on such day, the average of the reported high bid and low ask prices on such day, in each case on the NNM or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high bid and low ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

         "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (g)(iv)(1),
         (2), (3), (4), (5) or (6) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (g)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraphs (g)(iv)(4) or (5), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidence of indebtedness, shares of Capital Stock or assets being distributed applicable to one Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph (g)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (g)(iv)(1),
         (2), (3), (4), (5) or (6) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date
         (I) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution,
         (II) when used with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this paragraph (g)(iv), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this paragraph (g)(iv) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

         "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's- length transaction.

         "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (g)(iv)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g)(iv) shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (9) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (10) In any case in which this paragraph (g)(iv) provides that an adjustment shall become effective immediately after a Record Date for an event, the

         Company may defer until the occurrence of such event issuing to the holder of any share of Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                  (11) For purposes of this paragraph (g)(iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. The Company shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

                  (v) In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such Convertible Preferred Stock shall be convertible as specified in paragraph (g)(i), to convert such share of Convertible Preferred Stock only (subject to paragraph (ix)(1) in the case of a Common Stock Change in Control) into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph (g)(v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (g)(v). The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

                  (vi) In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                  (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                  (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Convertible Preferred Stock Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

                  (vii) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Company), for the purpose of effecting the conversion of the Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

                  (viii) The Company will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Convertible Preferred Stock or the shares of Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                  (ix) (1) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control occurs then the Conversion Price in effect shall be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined in this paragraph (g)(ix)), each share of the Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Change in Control. For purposes of calculating any adjustment to be made pursuant to this paragraph in the event of a Change in Control, immediately after such Change in
Control:

                  (A) in the case of a Non-Stock Change in Control (as defined in this paragraph (g)(ix)), the Conversion Price shall thereupon become the lower of (x) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (y) the result obtained by multiplying the greater of the Applicable Price (as defined in this paragraph (g)(ix)) or the then applicable Reference Market Price (as defined in this paragraph (g)(ix)) by a fraction of which the numerator shall be $50.00 and the denominator shall be the then current Optional Redemption Price per share; or, prior to March 20, 2001, an amount per share determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical Optional Redemption Price that would have been applicable if the Convertible Preferred Stock had been redeemable during such period; and


                  (B) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any prior adjustments, shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Stock Price (as defined in this paragraph (g)(ix)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Change in Control in which (x) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Change in Control) and (y) all of the Common Stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Change in Control.

                  (3) For purposes of this paragraph (ix), the following terms shall have the meanings indicated:

                  "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the closing bid prices for the Common Stock during the ten Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non- Stock Change in Control or Common Stock Change in Control or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through
         (6).

                  "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to in the preceding paragraph has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Change in Control shall not be a Common Stock Change in Control unless either (i) the Company continues to exist after the occurrence of such Change in Control and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Change in Control, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

                  "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

                  "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (i) the number of shares of common stock received in such Common Stock Change of Control for each share of Common Stock, and (ii) the average of the per share closing bid prices for the common stock received in such Common Stock Change in Control for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (g)(iv)(1) through (6); provided, however, that if no such closing bid prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

                  "Reference Market Price" shall initially mean $26.46 (which is an amount equal to 66-2/3% of the reported last sale price for the Common Stock on the NNM on March 11, 1998), and in the event of any adjustment to the conversion prices other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $26.46 to the initial Conversion Price set forth in paragraph
         (g)(i).

                  (x) If, as a result of the  operation of this  paragraph  (g), the cumulative number of shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, after giving effect to the adjustments described in this paragraph (g) and all prior conversions of
Convertible Preferred Stock, would exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Common Stock as of the Issue Date, then until and unless the Company obtains the approval of its common stockholders for the issuance of any shares of Common Stock in excess of the Threshold Number, the Conversion Price shall be adjusted pursuant to this paragraph (g) to that price that would entitle the holders of Convertible
Preferred Stock to receive in the aggregate, upon conversion of all the Convertible Preferred Stock (including all prior conversions of Convertible Preferred Stock), no more than the Threshold Number of shares of Common Stock. If, as a result of the operation of the preceding sentence, the adjustments required by operation of paragraph (g) in the Conversion Price is limited because appropriate stockholder approval has not been obtained, the Company agrees for the benefit of the Holders of Convertible Preferred Stock to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders for the full adjustment of the Conversion Price as required by operation of paragraph (g) (without giving effect to the preceding sentence).

                  (h) Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof. Upon any such reacquisitions, the number of shares of Convertible Preferred Stock authorized pursuant to this Certificate of Designations shall be reduced by the number of shares so reacquired.

                  (i) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

               (j) Limitation on Mergers and Asset Sales. The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (1) the successor, transferee or lessee (if not the Company) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Convertible Preferred Stock had immediately prior to such transaction; and (2) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Certificate of Designations. The successor, transferee or lessee will be the successor company.

                  (k) Certificates. (i) Form and Dating. The Convertible Preferred Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Convertible Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Convertible Preferred Stock certificate shall be dated the date of its authentication. The terms of the Convertible Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designations.

                  (A) Global Convertible Preferred Stock. The Convertible Preferred Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Convertible
Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and regis tered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided. With respect to shares of Convertible Preferred Stock that are not "restricted securities" as defined in Rule 144 on a record date for the payment of dividends or on a conversion date, all shares of Dividend Common Stock distributed on the related Dividend Payment Date in payment of dividends or on such conversion date will be freely transferable without restriction under the Securities Act (other than by affiliates), and such shares will be eligible for receipt in global form through the facilities of DTC.

                  (B) Book-Entry Provisions. In the event Global Convertible Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Convertible Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Convertible Preferred Stock or the nominee of DTC and (b) shall be delivered by the Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

                  Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designations with respect to any Global Convertible Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Convertible Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Convertible Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Stock.

                  (C) Certificated  Convertible  Preferred  Stock;  Certificated
Dividend Common Stock; Certificated Conversion Common Stock. Except as provided in this paragraph (k)(i) or in paragraph (k)(iii), owners of beneficial interests in Global Convertible Preferred Stock will not be entitled to receive physical delivery of Convertible Preferred Stock in fully registered certificated form ("Certificated Convertible Preferred Stock"). With respect to shares of Convertible Preferred Stock that are "restricted securities" as defined in Rule 144 on a record date for the payment of dividends or on a conversion date, all such shares of Dividend Common Stock distributed on the related Dividend Payment Date in payment of dividends on the Convertible Preferred Stock or all such shares of Conversion Common Stock issuable on such conversion date will be issued in fully registered certificated form ("Certificated Dividend Common Stock" or "Certificated Conversion Common Stock", and collectively, "Certificated Common Stock"). Certificates of Certificated Common Stock will be mailed or made available at the office of the Transfer Agent for the Convertible Preferred Stock on or as soon as reasonably practicable after the relevant Dividend Payment Date or the conversion date, as the case may be, to those Persons who are Holders of Convertible Preferred Stock shown on the records of DTC at the close of business on the relevant record date (in the case of Certificated Dividend Common Stock) or to the converting holder (in the case of Certificated Conversion Common Stock).

                  After a transfer of any Convertible Preferred Stock or Certificated Common Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Convertible Preferred Stock or such Certificated Common Stock, all requirements pertaining to legends on such Convertible Preferred Stock (including Global Convertible Preferred Stock) or Certificated Common Stock will cease to apply, the requirements requiring that any such Convertible Preferred Stock or Certificated Common Stock issued to Holders be issued in global form or that any such Certificated Common Stock issued to Holders be issued in certificated form, as the case may, will cease to apply, and Convertible Preferred Stock or Common Stock, as the case may be, in global or fully registered certificated form, in either case without legends, will be available to the transferee of the Holder of such Convertible Preferred Stock or Certificated Common Stock upon exchange of such transferring Holder's Convertible Preferred Stock or Common Stock or directions to transfer such Holder's interest in the Global Convertible Preferred Stock, as applicable.

                  (ii) Execution and Authentication. Two Officers shall sign the Convertible Preferred Stock certificate for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Convertible Preferred Stock certificate and may be in facsimile form.

                  If an Officer whose signature is on Convertible Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Convertible Preferred Stock certificate, the Convertible Preferred Stock certificate shall be valid nevertheless.

                  A Convertible Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Convertible Preferred Stock certificate. The signature shall be conclusive evidence that the Convertible Preferred Stock certificate has been authenticated under this Certificate of Designations.

                  The Transfer Agent shall authenticate and deliver certificates for 4,000,000 shares of Convertible Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the number of shares of Convertible Preferred Stock to be authenticated and the date on which the original issue of Convertible Preferred Stock is to be authenticated.

                  The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Convertible Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Convertible Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

                  (iii) Transfer and Exchange. (A) Transfer and Exchange of Certificated Convertible Preferred Stock. When Certificated Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Convertible Preferred Stock or to exchange such Certificated Convertible Preferred Stock for an equal number of shares of Certificated Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Convertible Preferred Stock surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

                  (2) is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
         (I) or (II) below, and is accompanied by the following additional information and documents, as applicable:

                           (I) if such Certificated  Convertible Preferred Stock
                  is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

                           (II) if such Certificated Convertible Preferred Stock
                  is being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto and, if applicable, Exhibit D hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in paragraph (k)(iii)(G).


                  (B) Restrictions on Transfer of Certificated Convertible Preferred Stock for a Beneficial Interest in Global Convertible Preferred Stock. Certificated Convertible Preferred Stock may not be exchanged for a beneficial interest in Global Convertible Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Convertible Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Convertible Preferred Stock to reflect an increase in the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, then the Transfer Agent shall cancel such Certificated Convertible Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock to be increased accordingly. If no Global Convertible Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Convertible Preferred Stock representing the appropriate number of shares.

                  (C) Transfer and Exchange of Global Convertible Preferred Stock. The transfer and exchange of Global

Convertible Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

                  (D) Transfer of a Beneficial Interest in Global Convertible Preferred Stock for a Certificated Convertible Preferred Stock.

                  (1) Any person having a beneficial interest in Convertible Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 may upon request, and if accompanied by a certification from such person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Convertible Preferred Stock representing the same number of shares of Convertible Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any person having a beneficial interest in Global Convertible Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Convertible Preferred Stock represented by Global Convertible Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Convertible Preferred Stock.

                  (2) Certificated Convertible Preferred Stock issued in exchange for a beneficial interest in a Global Convertible Preferred Stock pursuant to this paragraph (k)(iii)(D) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such

         Certificated Convertible Preferred Stock to the persons in whose names such Convertible Preferred Stock are so registered in accordance with the instructions of DTC.

                  (E) Restrictions on Transfer and Exchange of Global Convertible Preferred Stock.

                  (1) Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in paragraph
         (k)(iii)(F)), Global Convertible Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

                  (2) In the event that the Global Convertible Preferred Stock is exchanged for Convertible Preferred Stock in definitive registered form pursuant to paragraph (k)(iii)(F) prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Convertible Preferred Stock may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this paragraph (k)(iii) (including the certification requirements set forth in the Exhibits to this Certificate of Designations intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (F) Authentication of Certificated Convertible Preferred Stock. If at any time:

                  (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Convertible Preferred Stock and a successor depository for the Global Convertible Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

                  (2) DTC ceases to be a clearing agency registered under the Exchange Act;

                  (3) there shall have occurred and be continuing a Voting Rights Triggering Event; or

                  (4) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Convertible Preferred Stock under this Certificate of Designations, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Convertible Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by the Global Convertible Preferred Stock, in exchange for such Global Convertible Preferred Stock.

                  (G) Legend. (1) Except as permitted by the following paragraph
(2) and in paragraph (k)(i)(c), each certificate evidencing the Global Convertible Preferred Stock, the Certificated Convertible Preferred Stock and Certificated Common Stock shall bear a legend in substantially the following form:

         "THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) [(AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE)] WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. [EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE
         SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.] THE HOLDER OF THE SECURITY EVIDENCED HEREBY [(AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IN CONVERTIBLE)] AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH SECURITY [(AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE)] MAY BE RESOLD, PLEDGED OR OTHERWISE

         TRANSFERRED, ONLY (1) [TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,] (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES." */

                  (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Convertible Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (I) in the case of any Transfer  Restricted  Security
                  that is a Certificated Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Convertible Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (II) in the case of any Transfer  Restricted Security
                  that is represented by a Global Convertible Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Convertible Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).


_______________________________
 * Brackets indicate legend for shares of Convertible Preferred Stock only.

                  (H) Cancellation or Adjustment of Global Convertible Preferred Stock. At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Convertible Preferred Stock is exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, the number of shares of Convertible Preferred Stock represented by such Global Convertible Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Convertible Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

                  (I) Obligations with Respect to Transfers and Exchanges of Convertible Preferred Stock. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Convertible Preferred Stock and Global Convertible Preferred Stock as required pursuant to the provisions of this paragraph (k)(iii).

                  (2) All Certificated Convertible Preferred Stock and Global Convertible Preferred Stock issued upon any registration of transfer or exchange of Certificated Convertible Preferred Stock or Global Convertible Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the Certificated Convertible Preferred Stock or Global Convertible Preferred Stock surrendered upon such registration of transfer or exchange.

                  (3) Prior to due presentment for registration of transfer of any shares of Convertible Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name such shares of Convertible Preferred Stock are registered as the absolute owner of such Convertible Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

                  (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Convertible Preferred Stock Certificate or Common Stock Certificate at the office of the Transfer Agent maintained for that purpose.

         However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Preferred Stock certificates or Common Stock certificate.

                  (5) Upon any sale or transfer of shares of Convertible Preferred Stock (including any Convertible Preferred Stock represented by a Global Convertible Preferred Stock Certificate) or of Certificated Common Stock pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

                    (A) in the case of any Certificated Convertible Preferred Stock or Certificated Common Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Convertible Preferred Stock or Certificated Common Stock for Certificated Convertible Preferred Stock or Certificated Common Stock, as the case may be, that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Convertible Preferred Stock or Dividend Common Stock or Conversion Common Stock issuable in respect thereof; and

                    (B) in the case of any Global Convertible Preferred Stock, such Convertible Preferred Stock shall not be required to bear the legend set forth in paragraph (iii)(G) above but shall continue to be subject to the provisions of paragraph (iii)(D) hereof; provided, however, that with respect to any request for an exchange of Convertible Preferred Stock that is represented by Global Convertible Preferred Stock for Certificated Convertible Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to
                         be   substantially in the form of Exhibit C hereto).

                  (J)  No Obligation of the Transfer Agent.

                  (i) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Convertible Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Convertible Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Global Convertible Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Convertible Preferred Stock shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of the Global Convertible Preferred Stock). The rights of beneficial owners in any Global Convertible Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its mem bers, participants and any beneficial owners.

                  (ii) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Convertible Preferred Stock (including any transfers between or among DTC participants, members or beneficial owners in any Global Convertible Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


          (iv) Replacement Certificates. If a mutilated Convertible Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a

Preferred Stock certificate claims that the Convertible Preferred StockConvertible certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Convertible Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Convertible Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Convertible Preferred Stock certificate.

                  (v) Temporary Certificates. Until definitive Convertible Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Convertible Preferred Stock certificates. Temporary Convertible Preferred Stock certificates shall be substantially in the form of definitive Convertible Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Convertible Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Convertible Preferred Stock certificates and deliver them in exchange for temporary Convertible Preferred Stock certificates.

                  (vi) Cancellation. (A) In the event the Company shall purchase or otherwise acquire Certificated Convertible Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

                  (B) At such time as all beneficial interests in Global Convertible Preferred Stock have either been exchanged for Certificated Convertible Preferred Stock, redeemed, repurchased or canceled, such Global Convertible Preferred Stock shall thereupon be delivered to the Transfer
Agent for cancellation.

                  (C) The Transfer Agent and no one else shall cancel and destroy all Convertible Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Convertible Preferred Stock certificates to the Company. The Company may not issue new Convertible Preferred Stock certificates to replace

Convertible Preferred Stock certificates to the extent they evidence Convertible Preferred Stock which the Company has purchased or otherwise acquired.

                  (l) Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designations, Holders shall have the rights set forth in the Registration Rights Agreement.

                  (m) Certain Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

                  "Average Life" means, as of the date of determina tion, with respect to any Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Business Day" means each day which is not a Legal
Holiday.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including all Common Stock and Preferred Stock.

                  "Change in Control" or "Change of Control" means: (i) the sale, lease, transfer, conveyance other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction

(including any merger or consolidation) the result of which is that any "person" (as defined above), other than certain present officers, directors and stockholders of the Company and their affiliates on the date of this Certificate of Designations, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of the Company or (iv) the first day on which a majority of the members of the board of directors (excluding the directors elected pursuant to paragraph (f)) are not Continuing Directors.

                  "Common Stock" means the Company's common stock, par value $0.01 per share.

                  "Continuing Directors" means, as of any date of determination, individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved).

                  "Dividend Period" means each period between two consecutive Dividend Payment Dates and the period from the Issue Date to the first Dividend Payment Date.

                  "DTC" or "Depository" means The Depository Trust Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

                  "Issue Date" means the date on which the Convertible Preferred Stock is initially issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "NNM" means The Nasdaq National Market.

                  "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

                  "person" or "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, including all series and classes of such preferred or preference stock.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated March 12, 1998 among the Company, Credit Suisse First Boston Corporation, Smith Barney Inc., Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC with respect to the Convertible Preferred Stock.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Shelf Registration Statement" means a shelf registration statement filed with the SEC to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

                  "Subsidiary" means with respect to any Person any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of shares of outstanding Voting Stock is owned, directly or indirectly, by such Person, or one or more other Subsidiaries of such Person.

                  "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be Continental Stock Transfer & Trust Company.

                  "Transfer Restricted Securities" means each share of Convertible Preferred Stock (or the shares of Common Stock into which such share of Convertible Preferred Stock is convertible) and shares of Dividend Common Stock and issued in payment of dividends on the Convertible Preferred Stock, if any, as permitted in accordance with the terms hereof until (i) the date on which such security or its predecessor or, in the case of Dividend Common Stock, the Convertible Preferred Stock in respect of which such Dividend Common Stock has been paid has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security or its predecessor or, in the case of Dividend Common Stock, the Convertible Preferred Stock in respect of which such Dividend Common Stock has been paid is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  IN WITNESS WHEREOF, said WinStar Communications, Inc., has caused this Certificate of Designations to be signed by Timothy R. Graham, its Executive Vice President, this 17th day of March, 1998.


                                            WINSTAR COMMUNICATIONS, INC.,

                                              by ______________________________
                                                 Name:  Timothy R. Graham
                                                 Title: Executive Vice
                                                        President

                                                                      EXHIBIT A


                       FORM OF CONVERTIBLE PREFERRED STOCK


                                FACE OF SECURITY


         [THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AND THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS ON THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (OR THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND OF THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES  ACT  PROVIDED  BY RULE 144  THEREUNDER  (IF  AVAILABLE),  (4) TO THE
COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]*

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
--------
  Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a restricted security.

IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]**

                  [TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF Designations REFERRED TO BELOW.]**

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number                       Number of Shares of Convertible
                                                         Preferred Stock
[   ]                                                          [       ]

                                                    CUSIP NO.: [       ]


            Series D 7% Senior Cumulative Convertible Preferred Stock
               Due 2010 (par value $0.01) (liquidation preference
                  $50 per share of Convertible Preferred Stock)

                                       of

                          WinStar Communications, Inc.


                  WinStar Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010 (par value $0.01) (liquidation preference $50 per share of Convertible Preferred Stock) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The Designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock
--------
  Subject to removal if not a global security.

represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated March 17, 1998, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], [ ].


                                      WINSTAR COMMUNICATIONS, INC.,


                                      By: __________________________________
                                          Name:
                                          Title:

[Seal]

                                      By: __________________________________
                                          Name:
                                          Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:   [      ], [    ]

                                          CONTINENTAL STOCK TRANSFER &
                                          TRUST COMPANY
                                           as Transfer Agent,


                                          By:  _____________________________
                                               Authorized Signatory

                               REVERSE OF SECURITY


                  Dividends on each share of Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations (including Additional Dividends). Dividends may be paid in cash or in shares of Common Stock of the Company, at the option of the Company.

                  The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

                  As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to: ____________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Insert assignee's social security or tax identification number)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: ________________________________

Signature: ________________________________
(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:***  _______________________________________________

____________________________
           (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                    EXHIBIT B


                              NOTICE OF CONVERSION


                    (To be Executed by the Registered Holder
              in order to Convert the Convertible Preferred Stock)


The undersigned hereby irrevocably elects to convert (the "Conversion") shares of Series D 7% Senior Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of WinStar Communications, Inc. (the "Company") according to the conditions of the Certificate of Designations, Preferences and Rights of the Convertible Preferred Stock (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion: ___________________________________________

Applicable Conversion Price: __________________________________

Number of shares of Convertible
Preferred Stock to be Converted: ______________________________

Number of shares of Common Stock to be Issued: ________________

               Signature: ________________________________________________

               Name:  ____________________________________________________

               Address:** ________________________________________________

               Fax No.: __________________________________________________


*The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                                                    EXHIBIT C


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
             REGISTRATION OF TRANSFER OF CONVERTIBLE PREFERRED STOCK

Re:      Series D 7% Senior Cumulative Convertible Preferred
         Stock Due 2010 (the "Convertible Preferred Stock") of
         WinStar Communications, Inc. (the "Company")

                  This  Certificate   relates  to  ____  shares  of  Convertible
Preferred Stock held in |_| */ book-entry or |_| */ definitive form by _______________ (the "Transferor").

The Transferor*:

         |_| has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Convertible Preferred Stock held by the depository shares of Convertible Preferred Stock in definitive, registered form equal to its beneficial interest in such Convertible Preferred Stock (or the portion thereof indicated above); or

         |_|      has requested the Transfer Agent by written order
to exchange or register the transfer of Convertible
Preferred Stock.

                  In connection with such request and in respect of such Convertible Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Convertible Preferred Stock and that the transfer of this Convertible Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

         |_|      Such Convertible Preferred Stock is being acquired for the
Transferor's own account without transfer.

         |_|      Such Convertible Preferred Stock is being transferred to the
Company.

         |_|      Such Convertible Preferred Stock is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities
Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause (ii), based on an opinion of counsel if the Company so requests and together with a certification in substantially the form of Exhibit D to the Certificate of Designations).

_____________________
__/Please check applicable box.

         |_| Such Convertible Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).


                                        ______________________________________
                                        [INSERT NAME OF TRANSFEROR]

                                        by  __________________________________

Date:  ___________________

                                                                  EXHIBIT D


                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                         ----------, ----

Continental Stock Transfer & Trust Company
Attention:  [           ]


Ladies and Gentlemen:

                  In connection with our proposed sale of certain Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010 (the "Convertible Preferred Stock") of WinStar Communications, Inc., a Delaware corporation ("the "Company"), we represent that:

               (i) the offer of the Convertible Preferred Stock was not made to a person in the United States;

               (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act of 1933 (the "Securities Act"), as applicable; and

               (iv) the transaction is not part of a plan or scheme by us to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,


                               ----------------------------------
                              (Name of Transferor)

                               by _______________________________
                                  Name:
                                  Title:
                                  Address: